Exhibit 10.5
Second Amendment
To
Severance Agreement
     WHEREAS, Goodrich Petroleum Corporation (the “Company”) and James B. Davis (the “Executive”) have entered into (i) that certain Severance Agreement dated effective as of December 12, 2006 (the “Agreement”); and (ii) that certain First Amendment to Severance Agreement effective as of April 11, 2007; and
     WHEREAS, the parties desire to amend the Agreement as provided herein;
     NOW, THEREFORE, for good and valuable consideration, which the parties hereby acknowledge, the Agreement is amended by adding thereto the following:
     “Change in Duties” shall mean the occurrence, on or within 18 months after the date upon which a Change of Control occurs, of any one or more of the following:
     (1) a reduction in the duties or responsibilities of a Covered Executive from those applicable to him immediately prior to the date on which the Change of Control occurs;
     (2) a reduction in a Covered Executive’s current Annual Rate of Total Compensation; or
     (3) a change in the location of a Covered Executive’s principal place of employment by more than 50 miles from the location where he was principally employed immediately prior to the date on which the Change of Control occurs, unless such relocation is agreed to in writing by the Covered Executive; provided, however, that a relocation scheduled prior to the date of the Change of Control shall not constitute a Change in Duties.
     IN WITNESS WHEREOF, the undersigned have executed this First Amendment, effective for all purposes as of May 17, 2007.

GOODRICH PETROLEUM CORPORATION
By:	/s/ Walter G. Goodrich
Title: Vice-Chairman and CEO

/s/ James B. Davis